Exhibit 10.27

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO.  2 TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of January 13, 2020 (the “Effective Date”) by and between Midland States Bank, an Illinois banking corporation (the “Bank”) and James Stewart (“Executive”).

RECITALS

A.	The Executive has entered into an Employment Agreement with the Bank, dated as of February 20, 2017, including as subsequently amended (the “Employment Agreement”).

B.	The Company’s Compensation Committee has approved changes to the Change of Control provisions for the Executive.

AGREEMENTS

1.	The definition of “Severance Payment” in Section 5(j)(ii) is hereby amended to “for any Termination occurring during a Covered Period, an amount equal to 200% of Executive’s Base Compensation.”

2.

The period for which Employer shall continue to provide health care coverage if the termination occurs during a Covered Period (subject to the limitations set forth therein) is hereby amended to “24 months.”

In all other respects the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

MIDLAND STATES BANKEXECUTIVE

By:  /s/ Jeffrey G. Ludwig                                                       /s/ James R. Stewart

Name:Jeffrey G. Ludwig[Signature]

Its:Chief Executive Officer